                                                                    EXHIBIT 99.1
DATE:  April 24, 2003

FROM:                                           FOR:
Padilla Speer Beardsley Inc.                    DURA Automotive Systems, Inc.
1101 West River Parkway                         2791 Research Drive
Minneapolis, Minnesota 55415                    Rochester Hills, Michigan 48309

Tony Carideo (612) 455-1720                     David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS FIRST QUARTER 2003 RESULTS

     Strong cash flow results in $34.7 million net debt reduction in quarter

ROCHESTER HILLS, Mich., April 24 -- DURA Automotive Systems, Inc. (Nasdaq:
DRRA), today reported revenues of $592.8 million for the quarter ended March 31, 2003, up 2 percent over the $583.9 million recorded in the prior-year period. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, totaled $10.3 million, or $0.56 per diluted share. Other highlights for the quarter include a net debt reduction of $34.7 million as the company continued to focus on cash management and the completion of the Mechanical Assemblies Europe divestiture.

         Revenue for the quarter was positively impacted by approximately $40 million due to the strengthening of the Euro versus the U.S. Dollar. As expected based on the company's previously disclosed forecast, revenue and operating income were negatively impacted year-over-year due to the weakening of the automotive and recreation vehicle production volumes and the run-out of the company's conventional window regulator business. Operating income totaled $37.6 million, an 18 percent decrease versus $46.1 million in the first quarter of 2002. SG&A for the quarter came in at 6.5 percent of sales and in line with the company's previously disclosed forecast. The total loss from discontinued operations reported in the quarter was $1.0 million and the pretax charge from facility closures was $0.3 million. Including the $1.0 million loss from discontinued operations and the $0.3 million facility consolidation charge, net income for the quarter was $9.2 million or $0.50 per diluted share.

          "I have now been here for a little over three months and I am even more excited about DURA's product offerings and opportunities for success," said Larry Denton, president and chief executive officer of DURA Automotive. "We continue to reduce our net debt level and a plan is in place to focus on organic growth and improved returns for our shareholders."

         A conference call to review the first-quarter results is scheduled today at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, May 1, 2003, by dialing (303) 590-3000, passcode 533487.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation vehicle and mass transit market. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                                          Three Months Ended
                                                                               March 31,
                                                                     ----------------------------
                                                                        2003              2002
                                                                     -----------      -----------
Revenues                                                             $   592,805      $   583,858
Cost of sales                                                            516,376          504,426
                                                                     -----------      -----------
  Gross profit                                                            76,429           79,432

Selling, general and administrative expenses                              38,535           33,015
Facility consolidation and other charges                                     266                -
Amortization expense                                                          70              324
                                                                     -----------      -----------
  Operating income                                                        37,558           46,093

Interest expense, net                                                     20,686           22,468
                                                                     -----------      -----------

  Income from continuing operations before provision for income
     taxes and minority interest                                          16,872           23,625

Provision for income taxes                                                 6,074            7,366

Minority interest - dividends on trust preferred securities, net             663              642
                                                                     -----------      -----------

  Income from continuing operations                                       10,135           15,617

Loss from discontinued operations, including gain on disposal
   of $899 in 2003                                                          (978)          (4,393)
                                                                     -----------      -----------

  Income before accounting change                                          9,157           11,224

Cumulative effect of change in accounting, net                                 -         (205,192)
                                                                     -----------      -----------

  Net income (loss)                                                  $     9,157      $  (193,968)
                                                                     ===========      ===========

Basic earnings (loss) per share:
  Income (loss) from continuing operations                           $      0.55      $      0.88
  Discontinued operations                                                  (0.05)           (0.25)
  Cumulative effect of change in accounting                                    -           (11.52)
                                                                     -----------      -----------
   Net income (loss)                                                 $      0.50      $    (10.89)
                                                                     ===========      ===========
Basic shares outstanding                                                  18,259           17,814
                                                                     ===========      ===========

Diluted earnings (loss) per share:
  Income (loss) from continuing operations                           $      0.55      $      0.83
  Discontinued operations                                                  (0.05)           (0.22)
  Cumulative effect of change in accounting                                    -           (10.52)
                                                                     -----------      -----------
   Net income (loss)                                                 $      0.50      $     (9.91)
                                                                     ===========      ===========
Diluted shares outstanding                                                19,658           19,499
                                                                     ===========      ===========

Capital expenditures                                                 $     9,231      $    13,526
Depreciation                                                         $    19,259      $    17,070

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                    Three Months Ended
                                                         March 31,
                                                  -----------------------
                                                    2003          2002
                                                  ---------     ---------
Income from continuing operations                    10,135        15,617
Facility consolidation and other charges, net           170             -
                                                  ---------     ---------
   Adjusted income from continuing operations     $  10,305     $  15,617
                                                  =========     =========


Basic earnings per share:
   Adjusted income from continuing operations     $    0.56     $    0.88
                                                  =========     =========
Basic shares outstanding                             18,259        17,814
                                                  =========     =========

Diluted earnings per share:
   Adjusted income from continuing operations     $    0.56     $    0.83
                                                  =========     =========
Diluted shares outstanding                           19,658        19,499
                                                  =========     =========

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                             March 31,       December 31,
                        Assets                                 2003             2002
                        ------                              -----------      -----------
                                                            (unaudited)
Current assets:
  Cash and cash equivalents                                 $   178,053      $   143,237
  Accounts receivable, net                                      298,290          245,615
  Inventories                                                   114,370          114,573
  Current portion of derivative instruments                      14,485 (a)       15,825 (a)
  Other current assets                                           98,977          103,875
  Current assets of discontinued operations                           -           32,041
                                                            -----------      -----------
    Total current assets                                        704,175          655,166
                                                            -----------      -----------

Property, plant and equipment, net                              439,441          444,479
Goodwill, net                                                   774,640          774,983
Noncurrent portion of derivative instruments                     19,489 (a)       14,698 (a)
Deferred income taxes and other assets, net                      46,973           47,607
                                                            -----------      -----------
                                                            $ 1,984,718      $ 1,936,933
                                                            ===========      ===========
        Liabilities and Stockholders' Investment
        ----------------------------------------

Current liabilities:
  Accounts payable                                          $   255,557      $   216,045
  Accrued liabilities                                           219,164          193,973
  Current maturities of long-term debt                            5,216            7,154
  Current liabilities of discontinued operations                      -           25,931
                                                            -----------      -----------
   Total current liabilities                                    479,937          443,103
                                                            -----------      -----------

Long-term debt, net of current maturities                       162,271          162,422
Senior notes                                                    350,000          350,000
Subordinated notes                                              558,857          556,632
Senior notes - derivative instrument adjustment                  33,974 (a)       30,523 (a)
Other noncurrent liabilities                                    134,498          134,201

Mandatorily redeemable convertible trust
  preferred securities                                           55,250           55,250
                                                            -----------      -----------

Stockholders' investment:
  Common stock - Class A                                            165              165
  Common stock - Class B                                             18               17
  Additional paid-in capital                                    347,405          347,065
  Treasury stock                                                 (2,142)          (1,974)
  Retained earnings                                            (118,246)        (127,403)
  Accumulated other comprehensive loss                          (17,269)         (13,068)
                                                            -----------      -----------
    Total stockholders' investment                              209,931          204,802
                                                            -----------      -----------
                                                            $ 1,984,718      $ 1,936,933
                                                            ===========      ===========

(a) As required by SFAS 133, reflects fair value of interest rate swap contracts entered into in connection with the April 2002 Senior Notes offering.